SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [X] Preliminary Proxy Statement
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
        [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
                [ ] Confidential, For Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))

                            HARVEY ELECTRONICS, INC.
                            ------------------------

                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                            HARVEY ELECTRONICS, INC.
                                205 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071


Dear Stockholder:

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Harvey Electronics, Inc. The Annual Meeting will be held at the offices of Kirkpatrick & Lockhart Preston Gates Ellis, LLP, 599 Lexington Avenue, New York, New York 10022, on October 26, 2007, beginning at 10:00 a.m., Eastern Daylight Savings Time.

At the meeting we will be seeking your ratification of our private placement investment with YA Global Investments, LP and approval to issue shares of our common stock in excess of 19.99% of our current issued and outstanding common stock. The ratification of this investment is vitally important to the future of the Company. Our results of operations recently have not been good, as the Company has experienced a significant decline in sales revenue. The decline in revenue has strained the Company's liquidity and capital resources

The details of the private placement are explained in more detail later in this Proxy. We have already received $ 4.0 million under the private placement, and will receive up to an additional $ 2.0 million if we are successful in gaining stockholder approval. If you, the stockholders, do not approve all of the proposals relating to the private placement, then we will be unable to complete the private placement and will not receive the additional $2.0 million which is needed to support the Company's operations. Considering the current strain on the Company's working capital, I can give you no assurance that Harvey Electronics will be able to regain profitability, or perhaps even continue its operations in its present form, without this needed financing.

Your vote is vitally important and I urge you to vote your shares by proxy, whether or not you plan to attend the meeting. After you read this proxy statement, please indicate on the proxy card the manner in which you want to have your shares voted. Then date, sign and mail the proxy card in the postage-paid envelope that is provided. If you sign and return your proxy card without indicating your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of Harvey Electronics' Board of Directors.

We hope to see you at the meeting.

                                        Sincerely,


                                        Michael E. Recca
                                        Interim Chief Executive Officer


September __, 2007

                            HARVEY ELECTRONICS, INC.
                                205 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO
                           BE HELD ON OCTOBER 26, 2007
               __________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Harvey Electronics, Inc. a New York Corporation (the "Company") will be held at Kirkpatrick & Lockhart Preston Gates Ellis, LLP, 599 Lexington Avenue, New York, New York 10022, on October 26, 2007, beginning at 10:00 a.m., Eastern Daylight Savings Time, for the following purposes:

1. To elect three (3) directors to hold office until the 2010 annual meeting of stockholders and the due election and qualification of their successors (Item No. 1 on proxy card);

2. To ratify a private placement transaction completed by the Company on August 22, 2007 with YA Global Investments, LP and approve the issuance of shares of the Company's common stock, par value $0.01 per share, in excess of 19.99% of the Company's issued and outstanding common stock in connection with such private placement transaction (Item No. 2 on proxy card);

3. To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accountants for the fiscal year ending October 27, 2007 (Item No. 3 on proxy card);

4. To approve an amendment to the Company's Amended and Restated Bylaws to allow the Company to issue shares of capital stock in certificated or uncertificated form (Item No. 4 on proxy card); and

5. To consider such other business as may properly come before the meeting or any postponements or adjournments thereof.

     The Board of Directors has fixed the close of business on September 20, 2007, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder during ordinary business hours for a period of ten (10) days prior to the Annual Meeting at the principal executive offices of the Company, 205 Chubb Avenue, Lyndhurst, New Jersey 07071.

      YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS.

                                    IMPORTANT

     You are cordially invited to attend the Annual Meeting in person. In order to ensure your representation at the Annual Meeting, however, please promptly complete, date, sign and return the enclosed proxy in the accompanying envelope. If you should decide to attend the Annual Meeting and vote your shares in person, you may revoke your proxy at that time.

--------------------------------------------------------------------------------
PLEASE  NOTE  THAT   ATTENDANCE  AT  THE  ANNUAL  MEETING  WILL  BE  LIMITED  TO
STOCKHOLDERS OF HARVEY ELECTRONICS, INC. AS OF THE RECORD DATE (OR THEIR AUTHORIZED REPRESENTATIVES) HOLDING ADMISSION TICKETS OR OTHER EVIDENCE OF
OWNERSHIP. THE ADMISSION TICKET IS DETACHABLE FROM YOUR PROXY CARD. IF YOUR SHARES ARE HELD BY A BANK OR BROKER, PLEASE BRING TO THE MEETING YOUR BANK OR BROKER STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE COMPANY STOCK TO GAIN ADMISSION TO THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------



September __, 2007                      ______________________________
                                        Joseph J. Calabrese, Secretary
Lyndhurst, New Jersey

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ABOUT THE MEETING..............................................................1

PRINCIPAL HOLDERS OF VOTING SECURITIES.........................................7

PROPOSAL ONE...................................................................9

ELECTION OF DIRECTORS..........................................................9

RECOMMENDATION OF THE BOARD OF DIRECTORS.......................................9

MANAGEMENT....................................................................13

EXECUTIVE COMPENSATION........................................................13

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................18

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.......................18

REPORT OF THE AUDIT COMMITTEE.................................................18

PROPOSAL TWO..................................................................19

RATIFICATION OF THE PRIVATE PLACEMENT TRANSACTION AND APPROVAL OF THE
  ISSUANCE OF SHARES OF COMMON STOCK..........................................19

RECOMMENDATION OF THE BOARD OF DIRECTORS......................................21

DESCRIPTION OF SECURITIES.....................................................21

PROPOSAL THREE................................................................24

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM....24

PROPOSAL FOUR APPROVAL TO AMEND THE AMENDED AND  RESTATED BYLAWS OF THE
  COMPANY.....................................................................25

RECOMMENDATION OF THE BOARD OF DIRECTORS......................................25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................26

OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING OF STOCKHOLDERS..........27

ADDITIONAL INFORMATION........................................................27

APPENDIX A...................................................................A-1

APPENDIX B...................................................................B-1

                            HARVEY ELECTRONICS, INC.
                                205 CHUBB AVENUE
                           LYNDHURST, NEW JERSEY 07071

                            _________________________

                                 PROXY STATEMENT
                               SEPTEMBER __, 2007
                            _________________________

     This Proxy Statement contains information related to the Annual Meeting of Stockholders (the "Annual Meeting") of Harvey Electronics, Inc., a New York corporation ("Harvey Electronics" or the "Company"), to be held at Kirkpatrick & Lockhart Preston Gates Ellis, LLP, 599 Lexington Avenue, New York, New York 10022, on October 26, 2007, beginning at 10:00 a.m. (Eastern Standard Time), and at any postponements or adjournments thereof, for the purposes set forth herein. This Proxy Statement, the enclosed proxy and a copy of Harvey Electronics' Annual Report to Stockholders for the fiscal year ended October 28, 2006, are first being mailed on or about September __, 2007, to all stockholders entitled to vote. Harvey Electronics is making this proxy solicitation.


                                ABOUT THE MEETING


WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At Harvey Electronics' Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, which relates to the election of directors, the ratification of a private placement investment into the Company and approval of the issuance of common stock in excess of 19.99% of the Company's current issued and outstanding common stock in connection with such private placement, the ratification of the Company's independent registered public accountants for the fiscal year ending October 27, 2007, and approval of an amendment to the Company's Amended and Restated Bylaws to allow the Company to issue shares of capital stock in certificated or uncertificated form.


WHO IS ENTITLED TO VOTE?

     Only stockholders of record on the close of business on the record date, September 20, 2007, are entitled to receive notice of the Annual Meeting and to vote the shares of common stock that they held on that date at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. Each outstanding share of capital stock will be entitled to the number of votes set forth in the following table on each matter to be voted upon at the Annual Meeting. The holders of common stock vote together as a single class. See "Description of Securities" for additional information.

DESCRIPTION OF CAPITAL STOCK          NUMBER OF VOTES          TOTAL VOTES
---------------------------------     --------------------     ----------------

Common Stock                          One Vote Per Share       998,667


WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the record date, September 20, 2007, or their duly appointed proxies, may attend the Annual Meeting. Seating, however, is limited. Admission to the meeting will be on a first-come, first-serve basis. Registration will begin at 8:30 a.m., and seating will begin at 8:45 a.m. Each stockholder may be asked to present valid picture identification, such as a driver's license or passport. Cameras, recording devices and other electronic devices, including cell phones will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check-in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, the stockholders held a total of 998,667 votes. As such, holders of at least 499,335 shares (i.e., a majority) must be present at the meeting, in person or by proxy, to obtain a quorum. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.


HOW DO I VOTE?

     If you complete and properly sign the accompanying proxy card and return it to the Company, then it will be voted as you direct. If you are a registered stockholder and attend the meeting, then you may deliver your completed proxy card in person or vote by ballot at the meeting. "Street name" stockholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.


     As an alternative to using the proxy card to vote, you may vote:

          o    by telephone, with a toll-free call to 1-_________________; or

          o    in person at the Annual Meeting.


     If you have any questions or need  additional  information,  please contact
The   Altman   Group,   the   Company's   proxy    solicitors,    toll-free   at
1-________________.

     If we do not receive your voting instructions after our original mailing, you may be contacted by the Company or by The Altman Group. The Company or The Altman Group will remind you to appoint a proxy.


WHAT ARE BROKER NON-VOTES?

     Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors and ratification of the appointment of the Company's independent registered public accounting firm, but cannot vote on non-routine matters unless they have received voting instructions from the person for whom they are holding shares. If your broker does not receive instructions from you on how to vote particular shares on matters on which your broker does not have discretionary authority to vote, your broker will return the proxy form to the Company, indicating that he or she does not have the authority to vote on these matters. This is generally referred to as a "broker non-vote" and will affect the outcome of the voting. You are encouraged to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the Annual Meeting.


WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

     If you submit a proxy but do not  indicate  any voting  instructions,  then
your  shares  will  be  voted  in  accordance   with  the  Board  of  Directors'
recommendations.


CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

     Yes. Even after you have submitted your proxy card, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Harvey Electronics either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting of Directors will not by itself revoke a previously granted proxy.

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT AM I VOTING ON?

     There are four (4) matters scheduled for a vote at the Annual Meeting:

     1. To elect three (3) directors to hold office until the 2010 annual meeting of stockholders and the due election and qualification of their successors (Item No. 1 on proxy card);

     2. To ratify a private placement transaction completed by the Company on August 22, 2007 with YA Global Investments, LP ("YA Global") and to approve the issuance of shares of the Company's common stock, par value $0.01 per share, in excess of 19.99% of the Company's current issued and outstanding common stock in connection with such private placement transaction (Item No. 2 on proxy card);

     3. To ratify the appointment of BDO Seidman, LLP as the Company's independent registered public accountants for the fiscal year ending October 27, 2007 (Item No. 3 on proxy card); and

     4. To approve an amendment to the Company's Amended and Restated Bylaws to allow the Company to issue shares of capital stock in certificated or uncertificated form.


WHAT IS THE PRIVATE PLACEMENT TRANSACTION DESCRIBED IN PROPOSAL 2?

     On August 22, 2007, the Company completed a private placement transaction with YA Global pursuant to which it entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, YA Global agreed to purchase up to $6,000,000 of secured convertible debentures, which are convertible into shares of the Company's common stock at a conversion price equal to $5.60 per share. Under certain circumstances, including but not limited to, an event of default, the conversion price of the convertible debentures may be adjusted. On August 22, 2007, YA Global purchased $4,000,000 of the secured convertible debentures. In addition, pursuant to the terms of the Securities Purchase Agreement, YA Global agreed to purchase an additional $1,500,000 of secured convertible debentures on the later to occur of (i) the date the Company receives stockholder approval for the issuance of shares of common stock in excess of 19.99% of the Company's issued and outstanding common stock in connection with the private placement transaction (Proposal 2 in this Proxy Statement) and (ii) the date a registration statement is filed with the Securities and Exchange Commission (the "SEC") with respect to shares of common stock to be issued in connection with the private placement transaction. Further, YA Global agreed to purchase an additional $500,000 of secured convertible debentures on the date such registration statement is declared effective by the SEC. The secured convertible debentures are secured by a first priority security interest in all of the Company's assets. The Company also agreed, among other things, not to incur any additional indebtedness, except under limited circumstances, while there remains any unpaid balance under the secured convertible debentures. Also in connection with the Securities Agreement, the Company issued to YA Global a warrant, exercisable through August 22, 2010, to purchase 1,262,274 shares of common, stock approximately 20% of the stock outstanding at the exercise price equal to $0.01 per share.


WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The affirmative vote of a plurality of the votes cast at the meeting (regardless of the class or series of stock held) is required for the election of directors. This means that the three (3) nominees will be elected if they receive more affirmative votes than any other person. A properly executed proxy marked "Withheld" with respect to the election of any director will not be voted with respect to such director indicated, although it will be counted for purposes of determining whether there is a quorum.

     RATIFICATION OF THE PRIVATE PLACEMENT TRANSACTION AND APPROVAL OF ISSUANCE OF COMMON STOCK. For the ratification of the private placement transaction completed by the Company on August 22, 2007 with YA Global and the approval of the issuance of the Company's common stock, par value $0.01 per share, in excess of 19.99% of the Company's issued and outstanding common stock in connection with such private placement transaction, the affirmative vote of a majority of Company's common stock present in person or represented by proxy at the meeting voting on the proposal. Proposal 2 will be approved if it receives more affirmative votes than negative votes. A properly executed proxy marked "Abstain" with respect to Proposal 2 will not be voted with respect to Proposal 2, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM. Approval of BDO Seidman, LLP as the Company's independent registered public accounting firm will require the affirmative vote of the holders of a majority of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal. A properly executed proxy marked "Abstain" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes," however, will be counted in determining whether there is a quorum.

     APPROVAL OF AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYLAWS. For the approval of an amendment to the Company's Amended and Restated Bylaws to allow the Company to issue shares of capital stock in certificated or uncertificated form, the affirmative vote of a majority of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal. Proposal 4 will be approved if it receives more affirmative votes than negative votes. A properly executed proxy marked "Abstain" with respect to Proposal 4 will not be voted with respect to Proposal 4, although it will be counted for purposes of determining whether there is a quorum.Accordingly, an abstention will have the effect of a negative vote.


WHAT ARE THE BOARD OF DIRECTORS' RECOMMENDATIONS?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendation of the Board of Directors. The Board of Directors' recommendation is set forth together with the description of such item in this proxy statement. In summary, the Board of Directors recommends a vote:

     o    FOR the election of the nominated slate of directors (see page 9);

     o FOR the ratification of a private placement transaction completed by the Company on August 22, 2007 with YA Global and the approval of the issuance of shares of the Company's common stock, par value $0.01 per share, in excess of 19.99% of the Company's current issued and outstanding common stock in connection with such private placement transaction (see page 19);

     o FOR the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accountants for the fiscal year ending October 27, 2007 (see page 24).

     o FOR the approval of an amendment to the Company's Amended and Restated Bylaws allowing the Company to issue shares of capital stock in certificated or uncertificated form. (See page 27).


WHAT WILL I RECEIVE IN THE PRIVATE PLACEMENT TRANSACTION?

     You will not receive any consideration in the private placement transaction with YA Global. We are seeking your ratification of the private placement transaction completed by the Company on August 22, 2007 with YA Global and to approve the issuance of shares of the Company's common stock in excess of 19.99% of the Company's current issued and outstanding common stock in connection with such private placement transaction. We received $4,000,000 of gross proceeds in connection with the private placement transaction and can receive an additional $2,000,000 of gross proceeds in the future under certain conditions in connection with such private placement transaction. (See Proposal 2)


WHY IS THE COMPANY SELLING THE SECURED CONVERTIBLE DEBENTURES IN CONNECTION WITH THE PRIVATE PLACEMENT TRANSACTION WITH YA GLOBAL?

     After being presented with an offer from YA Global, our Board of Directors carefully considered the offer and determined that we should avail ourselves of the additional capital being offered by YA Global. Taking into account the competitive retail environment and recent reductions in sales and net profits, continued depressed trading price of our common stock, the general state of the capital markets for issuers like us and our limited access to capital resources, our management and Board of Directors determined that the private placement transaction with YA Global would provide us with the amount of funds and overall terms and conditions better than any other strategic alternative available to us and was in the best interests of our stockholders. We have used a portion of the proceeds of the private placement transaction for the retirement of an outstanding balance on the prior revolving credit facility, payment of related financing costs, provided an escrow payment for certain professional fees, provided an escrow payment for the first three (3) principal installment payments due under the convertible debentures issued in the private placement transaction and will use the remaining proceeds for general corporate and working capital purposes.

     If Proposal 2 is approved by the stockholders, we would be authorized to issue the securities required by the private placement transaction and upon satisfaction of the other conditions, we would receive an additional $1.5 million of gross proceeds upon from YA Global pursuant to the terms of the private placement transaction.


WHAT WILL HAPPEN TO THE COMPANY IF PROPOSAL 2 IS NOT APPROVED?

     If the stockholders do not approve Proposal 2 we will not be able to receive any additional proceeds from the sale of the secured convertible debentures to YA Global which could significantly harm our ability to achieve certain intended near-term and long-term business objectives such as supporting the Company's advertising campaign, replacing its website, completing the Company's computer conversion project and for the replenishment of inventory. Should we have to seek additional funds to replace the additional funds that would have been received from YA Global pursuant to the private placement transaction, there can be no assurance that we could obtain any funds let alone sufficient funds on terms that are favorable to us. Any alternatives to the private placement transaction might substantially diminish the value of our common stock held by you.


WILL THE ISSUANCE OF THE SHARES OF COMMON STOCK UNDERLYING THE SECURED CONVERTIBLE DEBENTURES ISSUED IN THE PRIVATE PLACEMENT TRANSACTION DILUTE OUR EXISTING STOCKHOLDERS' PERCENTAGE OWNERSHIP OF THE COMPANY?

     Our stockholders will incur substantial dilution of their percentage ownership in the Company when the shares of common stock underlying the secured convertible debentures are issued. Even though the percentage ownership interest of the holders of our outstanding common stock will be substantially reduced upon the issuance of the securities, we will receive the funds necessary to substantially advance our business and future prospects.


WHY IS THE COMPANY SEEKING STOCKHOLDER APPROVAL FOR THE PRIVATE PLACEMENT TRANSACTION?

     We are subject to the rules of The NASDAQ Stock Market because our common stock is currently listed on The NASDAQ Capital Market. These rules require us to obtain stockholder approval for any issuance or sale of common stock, or securities convertible into or exercisable for common stock, that is (i) equal to 20% or more of our outstanding common stock before such issuance or sale and
(ii) at a price per share below the greater of book or market value at the time of such issuance or sale. These rules apply to private placement transaction with YA Global because the number of shares of our common stock issuable upon the conversion of the secured convertible debentures and the exercise of the warrant would be in excess of 19.99 % of our current issued and outstanding common stock.

     Under the Securities Purchase Agreement, we agreed to seek the stockholders' approval of the private placement transaction at the Annual Meeting. This Proxy Statement has been prepared in part to satisfy our obligations to YA Global under the Purchase Agreement.


WHO IS THE INVESTOR IN THE PRIVATE PLACEMENT TRANSACTION?

     The investor in the private placement transaction is the investor under the Securities Purchase Agreement. All investment decisions of, and control of, YA Global are held by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of and controls Yorkville Advisors.


WHY IS THE COMPANY SEEKING STOCKHOLDER APPROVAL TO AMEND ITS AMENDED AND RESTATED BYLAWS?

     The amendment to the Amended and Restated Bylaws is necessitated by recent changes to the listing standards of NASDAQ, effective January 1, 2008, which require all listed equity securities to be eligible for a direct registration system ("DRS") operated by a securities depository. DRS offers investors the ability to register their shares in "book entry" form without having a physical certificate issued. While the Company currently intends to continue to offer share certificates, it would have the flexibility to offer investors the option to register their shares electronically.


WHO IS PAYING FOR THIS PROXY SOLICITATION?

     We will pay for the entire cost of soliciting proxies which will aggregate approximately $50,000. In addition to these mailed proxy materials, our directors, officers and other employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and other employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The solicitation of proxies will also be supplemented through the services of The Altman Group, a proxy solicitation firm. The Altman Group will receive a customary fee of approximately $12,500.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table contains information about the beneficial ownership of our common stock as of September 20, 2007, for:

     (i) each person who beneficially owns more than five (5%) percent of the common stock;
     (ii)   each of our directors;
     (iii)  each of our named executive officers; and
     (iv)   all directors and executive officers of the Company as a group.

      NAME AND ADDRESS                                      AMOUNT AND NATURE OF
     OF BENEFICIAL OWNER               TITLE OF CLASS       BENEFICIAL OWNERSHIP (1)       PERCENTAGE
   -----------------------           ------------------   ----------------------------   --------------
Michael E. Recca                          Common                        10,983(2)                1.1%
949 Edgewood Avenue
Pelham Manor, NY 10803

Robert E. Albus                           Common                             0                     0%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Patrick E. Hobbs                          Common                             0                     0%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Scott Galloway                            Common                        34,822(7)                3.4%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Jonathan Stearns                          Common                             0                     0%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

D. Andrew Stackpole                       Common                     1,319,643(6)               56.9%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Charles M. Berger                         Common                       110,714(7)              10.00%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Ira J. Lamel                              Common                             0                     0%
c/o The Hain-Celestial Group, Inc.
58 South Service Road
Melville, N Y 11747

Joseph J. Calabrese                       Common                        50,426(3)                4.8%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

      NAME AND ADDRESS                                      AMOUNT AND NATURE OF
     OF BENEFICIAL OWNER               TITLE OF CLASS       BENEFICIAL OWNERSHIP (1)       PERCENTAGE
   -----------------------           ------------------   ----------------------------   --------------
Michael A. Beck                           Common                        49,375(3)                4.7%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

Roland W. Hiemer                          Common                        26,875(4)                2.6%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

SBA Receiver for Inter-Equity Capital     Common                       121,625                  12.2%
Partners, L.P.
666 11th Street N.W. Suite 200
Washington, D.C. 2001-4542

Richard and Frances McGlenn               Common                       125,200(5)               12.5%
5803 Palmetto Drive
Fort Pierce, FL 34982

Ronald I. And Joyce L. Heller             Common                        48,725                   4.9%
74 Farview Road
Tenafly, New Jersey 07670

Dylan M. Craig                            Common                           131                     0%
c/o Harvey Electronics, Inc.
205 Chubb Avenue
Lyndhurst, NJ 07071

All Directors and Officers as a group     Common                     1,602,969(8)                 62%
(15 Persons)

All Beneficial Owners as a group          Common                     2,584,596(7)(8)            73.5%

(1) Applicable percentage of ownership is based on 998,667 shares of common stock outstanding as of September 20, 2007, together with securities exercisable or convertible into shares of common stock within 60 days of September 20, 2007 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 20, 2007 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2) Includes 10,983 shares of the Company's common stock owned by Harvey Acquisition Company LLC, of which Mr. Recca is a member and the sole manager.
(3) Includes options to purchase up to 47,500 shares of the Company's common stock, which are exercisable at an exercise price of between $3.25-$12.00 per share.
(4) Includes options to purchase up to 26,250 shares of the Company's common stock, which are exercisable at an exercise price of between $3.25-$12.00 per share.
(5) Information relating to the McGlenns is based solely upon a review of Form 4 and the Schedule 13G filed by the McGlenns with the SEC covering the period through September 20, 2007.
(6) Mr. Stackpole has sole power to vote and dispose of 1,069,643 shares, (1,000,000 shares relating to warrants owned by Trinity Investment Partners, LLC and 69,643 shares relating to the conversion of Series B Preferred Stock to the Company's Common Stock). This also includes 250,000 of warrants that are exercisable immediately by Mr. Stackpole at an exercise price between $0.7355 and $1.03 per share.
(7) Relates to the conversion of Series B Preferred Stock and Series C warrants the Company's Common Stock.
(8) Includes options and warrants to purchase up to 121,250 shares of the Company's common stock, which are exercisable at an exercise price of between $3.25-$15.00 per share.

                                  PROPOSAL ONE


                              ELECTION OF DIRECTORS


GENERAL

     Pursuant to the private placement completed November 2006, the Company amended and restated its bylaws, which, among other things, (i) provided for a staggered, or classified, Board of Directors, (ii) limits the removal of directors, and (iii) enables; directors to consider multiple factors when making major decisions.

     In fiscal 2006, the Company's Board of Directors was comprised of seven members who were not divided into classes (Michael E. Recca, Franklin Karp, Ira
J. Lamel, Nicholas Marshall, William F. Kenny, Frederic J. Gruder and Joseph J. Calabrese). With the completion of the private placement in November 2006, these directors were replaced by the new incoming Board.

     The Company's Bylaws provide that the Board of Directors shall consist of not less than one (1) seat and no more than nine (9) seats and is divided into three classes. The term of each respective director will end at our annual meeting of stockholders in 2007, 2008 or 2009 depending on the class to which each such director belongs.

     At the Annual Meeting of Stockholders held October 27, 2006, our stockholders elected the following persons as directors: D. Andrew Stackpole, Ronald L. Jones, Robert E. Albus, Patrick E. Hobbs, Charles Berger, Scott Galloway, Ira J. Lamel, Michael E. Recca and Jonathan Stearns. Robert E. Albus, Ira J. Lamel and Michael E. Recca, to serve as Class I Directors, Patrick E. Hobbs, Scott Galloway and Jonathan Stearns to serve as Class II Directors and D. Andrew Stackpole, Ron L. Jones, and Charles Berger to serve as Class III Directors. As of October 27, 2006, Messrs. Albus, Hobbs, Galloway, Lamel, Michael Recca and Jonathan Stearns were considered "independent directors" (as described below). Effective August 31, 2007, Ronald L. Jones resigned from his position as a member of the Company's Board of Directors for personal reasons.


DIRECTORS STANDING FOR ELECTION

     In fiscal year 2006, the Company established a resolution outlining its policy on the nomination of directors, under the Standards of the NASDAQ Capital Market. Director nominees shall be recommended by a majority of the directors who are independent. The independent directors will only consider nominees that have requisite industry or financial experience. The Board of Directors has nominated Robert E. Albus, Ira J. Lamel and Michael E. Recca for election as Class I Directors. The accompanying proxy will be voted for the election of these nominees, unless authority to vote for one or more nominees is withheld. In the event that any of the nominees is unable or unwilling to serve as a director for any reason (which is not anticipated), the proxy will be voted for the election of any substitute nominee designated by the Board of Directors. The nominees for directors have previously served as members of the Board of Directors of Harvey Electronics and have consented to serve such term.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES


CLASS I DIRECTORS - PRESENT TERM EXPIRES AT THE 2007 ANNUAL MEETING

     The following is information concerning nominees for election proposed by the Board of Directors. None of the nominees are adverse parties in any legal proceedings involving Harvey Electronics.

     ROBERT E. ALBUS, 61, is currently President & CEO of Goodrich Capital, a financial Advisory Firm. Prior to this he was President of Premier Business Development, a Management Consulting Company, and since 1998 has been Managing Partner of ChemPro LLC, a technology development company he founded. Mr. Albus served as President and Chief Executive officer of Home-Link Services from 2002 to 2003. Prior to joining Home-Link Services, Mr. Albus was President of the Toiletry Division of Advanced Polymer Services, Inc., where he was employed from 1997 to 2000. Prior to that, Mr. Albus served as Director of Marketing of Combe, Inc, (U.S.); General Manager of Combe, Inc. (Canada); Vice President of Business Development of the W.B. Saunders Division of CBS; and a Product Director of Johnson & Johnson. Mr. Albus is a Director of Merisant Worldwide, Inc. a position he has held since May 2004. He received a BA from Lafayette College and an MBA from Lehigh University.

     IRA J. LAMEL, 60, was appointed to the Company's Board of Directors and Audit Committee (Chairman) in November 2003. He has been the Executive Vice President, Chief Financial Officer and Treasurer of The Hain Celestial Group, Inc. since October 1, 2001. Mr. Lamel, a certified public accountant, was a partner at Ernst & Young LLP where he served in various capacities from June 1973 until his retirement from that firm in September 2001. Mr. Lamel is also a director of Excel Technology, Inc. (NASDAQ - XLTC).

     MICHAEL E. RECCA, 56, became the Chairman of the Board of Directors of the Company in November 1996. Mr. Recca is also the sole member and manager of Harvey Acquisition Company, LLC, which is a stockholder of the Company. Mr. Recca resigned as Chairman of the Company in November 2006, when D. Andrew Stackpole was elected Chairman. He remained as a Director. On June__, 2007, following the resignation of Mr. Martin McClanan as Interim CEO, Mr. Recca assumed the position as the Company's Interim Chief Executive Officer. Mr. Recca has extensive experience in financial restructuring and bankruptcy reorganizations and was instrumental in the Company's emergence from Chapter 11 in 1996. He has been a director of numerous companies including Sky Capital
Holdings and Sky Capital Enterprises which were listed on the Alternative Investment Market of the London Stock Exchange. He is a graduate of the State University of New York at Stony Brook, Long Island and has an MBA from Columbia University Graduate School of Business.

     In fiscal 2007, vacancies on the Board of Directors may be filled by a majority of the remaining independent directors. A director elected by the Board of Directors to fill a vacancy, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until the director's successor is elected and qualified.


VOTE REQUIRED FOR ELECTION OF NOMINEES FOR CLASS I DIRECTORS

     Election of the nominees for director will require that the holders of at least a plurality of the shares of common stock present or represented at the meeting and entitled to vote thereon vote "FOR".


DIRECTORS CONTINUING IN OFFICE


CLASS II DIRECTORS: CONTINUING IN OFFICE UNTIL THE 2008 ANNUAL MEETING

     PATRICK E. HOBBS, 46, has served as the Dean of the Law School at Seton Hall University since 1999, and from 1995 until 1999 he served as the Associate Dean for Finance. Mr. Hobbs joined the faculty of Seton Hall in 1990, and he continues to teach in the area of tax law, including Federal Income Taxation, Corporate Taxation, Business Planning, and Law and Literature. Mr. Hobbs is a Commissioner on the New Jersey State Commission of Investigation. He is a member of the Standards Review Committee of the American Bar Association, Section of Legal Education and Admissions to the Bar, and has twice chaired the Law School Development Committee. He serves as a member of the boards of the Newark
Alliance, Lexis-Nexis, Newark Beth Israel Medical Center, the New Jersey Commission of Professionalism, and the New Jersey Institute for Continuing Legal Education. In 2004 he served as the Chairman of the Newark, New Jersey Mayor's Blue Ribbon Commission on the Downtown Core Redevelopment. Mr. Hobbs received a BS from Seton Hall University, a JD from the University of North Carolina at Chapel Hill, and an LL.M. from New York University.

     SCOTT GALLOWAY, 41, is a Clinical Associate Professor at the NYU Stern School of Business where he teaches brand strategy to 2nd year MBA students. In 1997, he co-founded Red Envelope (an Internet-based gift retailer) and served as Chairman until 2000 and on the firm's Board until 2004. He also co-founded Prophet Brand Strategy in 1992, an international consultancy that employs over 100 professionals, serving as CEO until 2000 and Chairman until 2002. Mr. Galloway was named one of the one hundred Global Leaders for Tomorrow in 1999 by the World Economic Forum in Davos, Switzerland. He received a BA from UCLA and an MBA from UC Berkeley.

     JONATHAN STEARNS, 47, is the Managing Director of the Private Equity Group at AIG, since September 2006. Prior to this, he was a Managing Director since 2004, and was a founding member of Associated Partners, LLC, where he managed co-investment portfolios totaling $175 million for Abbott Capital, and rendered other advisory services and participated in the private equity fund investment program. Prior to 2004 he was a Managing Director of Abbott Capital Management, LLC, where since 2001 he was the head of a co-investment team responsible for direct investments in private companies. Mr. Stearns has also been a Managing Director and co-head of Equinox Investment Partners, LLC from 1996 to 2001, where he focused primarily on investing in private, middle-market companies. He previously spent several years in the private capital group of Kleinwort Benson Limited, ultimately as a Director with significant involvement in forming and raising capital for the $180 million KB Mezzanine Fund II, LP. Mr. Stearns received a BA from The University of the South in Sewanee, Tennessee and completed graduate studies in political economics, with an emphasis on Japan, at Cornell University.


CLASS III DIRECTORS: CONTINUING IN OFFICE UNTIL THE 2009 ANNUAL MEETING

     D. ANDREW STACKPOLE, 43, is a founder and has been Managing Partner of Trinity Investment Partners LLC ("Trinity") since 2002. From 1999 until 2001 he was a Managing Director in the Global Consumer Products group of Merrill Lynch. Prior to joining Merrill Lynch, Mr. Stackpole was a Managing Director in the Mergers & Acquisitions department of Bear Stearns, and prior to that an Executive Director at SBC Warburg where he held various positions including Co-Head of the U.S. Mergers and Acquisitions group. Mr. Stackpole has been a Term Member of the Council on Foreign Relations, where he was nominated an International Affairs Fellow. He is a Director of the Michael J. Berkeley Foundation, a charity focused on providing academic scholarships for minority college students, and is also a Director of TechFoundation, a nonprofit provider of technology resources to charitable organizations. Mr. Stackpole received a BA from Trinity College, an MPA from the Kennedy School of Government at Harvard
University,   and  an  MBA  from  the  Wharton   School  of  the  University  of
Pennsylvania.

     CHARLES M. BERGER, 71, has been a Management Partner in Trinity Investment Partners LLC since 2003. Mr. Berger served as Chairman of the Board of The Scotts Company from 1996 through 2002. From 1996 to 2001, he was also Chief Executive Officer, and from 1996 until 2000, he was President. Prior that, during his 32-year career at H.J. Heinz Company, he held the positions of Chairman and Chief Executive Officer of Heinz India Pvt. Ltd. (Bombay); Chairman, President, and Chief Executive Officer of Weight Watchers International, a Heinz affiliate; Managing Director and Chief Executive Officer of Heinz-Italy (Milan), the largest Heinz profit center in Europe; General Manager, Marketing, for all Heinz U.S. grocery products; Marketing Director for Heinz U.K. (London); and Director of Corporate Planning at Heinz World Headquarters. Mr. Berger is a Director of the Colibri Corporation of Providence, Rhode Island. He is also on the Board of the Philharmonic Center for the Arts in Naples, Florida, the North Shore Hospital System in Manhasset, New York, and Chairman of the Naples Botanical Garden. Mr. Berger is also Executive in Residence at Ohio Wesleyan University. He graduated from Princeton University and received an MBA from Harvard Business School.


MEETINGS

     During the year ended October 28, 2006, the Company held five (5) directors' meetings and each incumbent director attended more than seventy-five percent (75%) of the total of meetings of the Board of Directors and the Committees of which he is a member.


COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has an Audit Committee and a Compensation and Stock Option Committee. The Board of Directors generally relies on its network of industry and professional contacts in connection with identifying potential Board of Directors members. The Board of Directors will only consider nominees that have the requisite industry or financial experience to be able to advise and direct senior management in the Company's operations. At a minimum, each nominee: (i) must be prepared to represent the best interests of all of the Company's stockholders, (ii) must be an individual who has demonstrated integrity and ethics in his/her personal and professional field and has established a record of professional accomplishment in his/her chosen field;
(iii) must not have (and his/her family members must not have) any material personal, financial or professional interest in any present or potential competitor of the Company; and (iv) must be prepared to participate fully in Board activities, including attendance at, and active participation in, meetings of the Board and not have other personal or professional commitments that would interfere or limit his or her ability to do so.


COMPENSATION AND STOCK OPTION COMMITTEE

     During fiscal 2006, Fredric J. Gruder, William F. Kenny, III, Nicholas A. Marshall and Ira J. Lamel served on the Compensation and Stock Option committee (the "Compensation Committee"). Each director who served on the Compensation Committee during fiscal 2006 qualified as an "independent director" as such term is defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers (the "NASD"). The function of the Compensation Committee is to make recommendations to the Board with respect to the compensation of management level employees and to administer plans and programs relating to stock options, pension and other retirement plans, employee benefits, incentives, and compensation. The Compensation Committee met one (1) time in fiscal 2006.

     In fiscal 2007, Robert Albus (Chairman), Scott Galloway and Jonathan Stearns serve on the Compensation Committee.


AUDIT COMMITTEE

     During fiscal 2006, William F. Kenny, III, Nicholas A. Marshall and Ira J. Lamel (Chairman) served on the Audit Committee. Each of the Audit Committee members in 2006 met the independence criteria prescribed by Rule 10A-3 promulgated under the Exchange Act and was an "independent director" as defined in NASD Rule 4200(a)(15). Each Audit Committee member met NASDAQ's financial knowledge requirements, and Ira J. Lamel, designated by the Board of Directors as the "Audit Committee financial expert" under the SEC rules, meets NASDAQ's professional experience requirements as well. The Audit Committee is governed by, and operates pursuant to, a written charter adopted by the Board of Directors. Such charter complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and NASDAQ. As more fully described in the charter, the Audit Committee is responsible for overseeing the accounting and financial reporting processes and the audits of the financial statements of the Company. The Audit Committee met five (5) times in fiscal 2006.

     In fiscal 2007, the Audit Committee consists of three directors, Ira J. Lamel (Chairman), Patrick E. Hobbs and Jonathan Stearns.


AFFIRMATIVE DETERMINATIONS REGARDING DIRECTOR INDEPENDENCE

     During fiscal 2006, the Board of Directors determined each of the following directors to be an "Independent Director" as such term is defined in the NASD Marketplace rule 4200(a)(15):

                                Fredric J. Gruder
                              William F. Kenny, III
                              Nicholas A. Marshall
                                  Ira J. Lamel

As provided by NASD Rule 4350(c)(2), the Independent Directors regularly schedule "Executive Sessions" whereby the Independent Directors hold meetings with only the Independent Directors present.

     As required under applicable NASDAQ Marketplace Rules, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with our legal counsel to ensure that the Board of Directors' determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent NASDAQ Marketplace Rules, as in effect time to time.

     Consistent with these considerations, after review of all relevant transactions or relationships between each director or any of his family members, and our senior management, our independent registered public accounting firm and us, the Board of Directors affirmatively has determined that all of the current directors are independent directors within the meaning of the applicable NASDAQ Marketplace Rules, except for D. Andrew Stackpole, Michael E. Recca and Charles Berger.


CODE OF ETHICS

     The Company adopted a code of ethics applicable to its Interim Chief Executive Officer, Chief Financial Officer and Controller, which is a "code of ethics" as defined by applicable rules of the Securities and Exchange Commission. This code of ethics is publicly available on the Company's website. If the Company makes any amendments to this code of ethics other than technical, administrative, or other non-substantive amendments, or grants any waivers, including implicit waivers, from a provision of this code of ethics to the Company's Interim Chief Executive Officer, Chief Financial Officer or Controller, the Company will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a report on Form 8-K filed with the SEC. The Company also has a third party anonymous ethics and compliance hotline available to all employees and is reportable by phone or by website, www.reportit.net.

COMPENSATION OF DIRECTORS

     In fiscal 2006, each of the Company's outside directors received a $1,000 monthly retainer. No options to purchase the Company's common stock were granted to the outside directors in fiscal 2006. The Company does not have a written compensation policy for its outside directors at this time.


                                   MANAGEMENT

     As of September 20, 2007, Harvey Electronics' directors and executive officers were as follows:

NAME                         AGE          POSITION
---------------------      -------      -----------------------------------------------------------------------------
D. Andrew Stackpole          43           Chairman of the Board
Michael E. Recca             56           Interim Chief Executive Officer and Director
Robert  E. Albus             61           Director
Ira J. Lamel                 60           Director
Patrick E. Hobbs             46           Director
Scott Galloway               41           Director
Jonathan Stearns             47           Director
Charles M. Berger            71           Director
Joseph J. Calabrese          47           Executive Vice President, Chief Financial Officer, Treasurer, and Secretary
Michael A. Beck              48           Vice President of Operations
Roland W. Hiemer             46           Vice President of Merchandising
Dylan M. Craig               48           Vice President of Custom Installation

     Below are biographies of our executive officers (who were not also directors) as of September 20, 2007:

     JOSEPH J. CALABRESE, a certified public accountant, joined the Company as Controller in 1989. Since 1991, Mr. Calabrese has served as Vice President, Chief Financial Officer, Treasurer and Secretary of the Company. Mr. Calabrese was elected Executive Vice President and a Director of the Company in 1996. Mr. Calabrese began his career with Ernst & Young LLP in 1981 where for the eight-year period prior to his joining the Company he performed audit services with respect to the Company. Effective November 10, 2006, Mr. Calabrese is no longer a member of the Board.

     MICHAEL A. BECK has been Vice President of Operations of the Company since April 1997. From June 1996 until such date he was the Company's Director of Operations and from October 1995 until April 1996 he served as Director of Operations for Sound City, a consumer electronics retailer. Mr. Beck was a store manager for the Company from August 1989 until October 1995. Mr. Beck holds a BA in Psychology from Merrimack College.

     ROLAND W. HIEMER has been with the Company since 1990. He started with the Company as a salesman and advanced to Senior Sales Manager for the Paramus store in 1991. He was further promoted to Inventory Control Manager in 1991. In 1997, he was promoted to Director of Inventory Control and in 2001, Mr. Hiemer was promoted to Merchandise Manager. In January 2004, Mr. Hiemer was promoted to Vice President of Merchandising. Mr. Hiemer holds a BA in Business Administration from Hofstra University.

     DYLAN M. CRAIG has been with the Company since 1998. He started with the Company as an Installation Project Manager for the New York City and Paramus stores. From 1999 until 2006 he served as the Director of Custom Installation. Since 2006 he has been the Vice President of Custom Installation. Mr. Craig's career in the Consumer Electronics industry has spanned over 25 years and includes experience in technical service, sales, custom installation and management. Mr. Craig is a veteran of the United States Army and attended the University of Maryland.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash compensation paid by the Company, as well as any other compensation paid to or earned by the Chairman of the Company, the Chief Executive Officer/President of the Company and those executive officers compensated at or greater than $100,000 for services rendered to the Company in all capacities during the three most recent fiscal years.

     Summary Compensation Table


 NAME OF INDIVIDUAL AND                                                      STOCK OPTIONS      LONG-TERM
   PRINCIPAL POSITION               YEAR        SALARY         BONUS            GRANTED        COMPENSATION
-------------------------         --------    ----------     ---------     ----------------- ----------------
Michael E. Recca                    2006      $   48,000     $       -           -             $       -
Interim Chief Executive Officer     2005(1)   $    5,000     $       -           -             $       -
                                    2004      $   12,000     $       -           -             $       -

Franklin C. Karp                    2006      $   65,000     $   9,000           -             $       -
Former Chief Executive Officer      2005      $   64,000     $  54,000           -             $       -
& President(2)                      2004      $  165,000     $  75,000           -

Joseph J. Calabrese                 2006      $  155,000     $  18,000           -             $       -
Executive Vice President            2005      $  155,000     $  51,000           -             $       -
Chief Financial Officer,            2004      $  156,000     $  71,000           -             $       -
Treasurer and Secretary

Michael A. Beck                     2006      $  140,000     $  17,000           -             $       -
Vice President of                   2005      $  140,000     $  49,000           -             $       -
Operations                          2004      $  140,000     $  70,000           -             $       -

Roland W. Hiemer                    2006      $   96,000     $  11,000           -             $       -
Vice President of                   2005      $   96,000     $  21,000           -             $       -
Merchandising                       2004      $   95,000     $  35,000           -             $       -

Dylan M. Craig                      2006      $   94,000     $       -           -             $       -
Vice President of                   2005      $   94,000     $       -           -             $       -
Custom Installation                 2004      $   85,000     $       -           -             $       -

(1)  In September 2005, Mr. Recca's annual salary was reduced to $48,000.
(2)  Mr. Karp no longer serves as Chief Executive Officer and President.


     As of October 28, 2006, the following options were held by the Company's executive officers:

                                                         Value of Unexercised
Name                         Number of Options           in-the-Money Options
----                         -----------------           --------------------
Michael E. Recca                     0                          $0
Joseph J. Calabrese             47,500                          $0
Michael A. Beck                 47,500                          $0
Roland W. Hiemer                26,250                          $0
Dylan M. Craig                       0                          $0


SEVERANCE AGREEMENTS

     In fiscal year 2000, the Company's Board of Directors approved and the Company entered into substantially similar Amended and Restated Severance Agreements (each an "Amended Severance Agreement") with the then executives of the Company, Michael E. Recca, Franklin C. Karp, Joseph J. Calabrese, and Michael A. Beck..

     Each Amended Severance Agreement provides that in the event the executive is terminated for any reason other than for cause, as defined in the agreement, and in the event of a change in control (as defined), such as a merger, sale or disposition of assets, change in the constitution of the Board of Directors or the current Chairman, the assignment to the executive of a position inconsistent with the executive's current position or relocation of the corporate office (as defined), or in the event of a potential change in control (as defined), or disability (as defined), and within one hundred eighty (180) days from the day of one of the foregoing events the executive is terminated for reasons other than for cause or the executive terminates his employment for any reason, the respective executive shall receive, among other things:

     o a cash amount equal to the higher of: (x) the executive's base salary prior to termination or the event giving rise to the change in control, potential change in control or disability, or (y) the executive's base salary prior to the event giving rise to the executive's right to terminate his employment for any reason;

     o a cash payment equal to the higher of: (x) twelve (12) months of the executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to termination or the change in control, potential change in control or disability, not to exceed twelve thousand and 00/100 ($12,000) dollars, or (y) twelve (12) months of the executive's highest monthly car allowance or monthly average travel reimbursement in effect within the six (6) month period immediately prior to the date the executive terminates his employment for any reason, not to exceed twelve thousand and 00/100 ($12,000) dollars; and

     o the maximum /highest benefits which the executive was receiving at any time during a two-year period prior to termination, relating to health insurance, accident insurance, long-term care, life insurance and disability, which shall continue for one (1) year beyond the date of termination of the executive's employment.

     Roland W. Hiemer's severance agreement provides that in the event the Company is sold or merged with another company, involved in a corporate reorganization, among other things, and Mr. Hiemer is terminated or asked to accept a position other than that of a senior officer requiring similar responsibilities as a result of a reorganization or change in ownership or control, and he declines the new position, the Company or its successor in control will be obligated, and continue to pay him at the same salary and car allowance, if any, he had most recently been earning, plus benefits, for a period of six (6) months.

     The severance agreement for Mr. Hiemer also provides that in the event he is terminated for any other reasons, except conduct that is materially injurious to the Company or conviction of any crime involving moral turpitude, the Company will be obligated and continue to pay Mr. Hiemer at the same salary he has most recently been earning, for a period following termination of three (3) months plus full coverage of the Company's benefits for the same period.

     Effective October 26, 2006, the Company entered into a termination agreement with Franklin C. Karp, our then President and Chief Executive Officer, whereby Mr. Karp agreed to resign from his employment and directorship. In consideration, Mr. Karp received $55,000 in November 2006 and additionally will receive $10,000 per month for twelve consecutive months, aggregating $175,000. Mr. Karp will also continue his medical coverage under COBRA for the one (1) year period, where the Company will continue to pay its portion of the premiums for this twelve (12) month period. This agreement supersedes Mr. Karp's severance agreement.

     As previously authorized by the Company's Compensation Committee for services up to the end of fiscal 2006, and upon the stockholders' approval of a prior private placement as of October 27, 2006, the Company's Chairman entered into a termination settlement agreement with the Company. In connection with this agreement, the Chairman received $100,000, resigned his position as Chairman and will continue his medical coverage under COBRA for a one year period (with the Company paying its portion of the insurance premiums). This agreement supersedes the Chairman's severance agreement.

     In connection with a prior private placement, the Company's Vice Presidents were required, as a condition to closing, to agree that neither the prior private placement nor any purported tender offer by Modern Technology Group, Inc. publicly announced prior to the closing shall constitute a change of control or Potential Change of Control as defined in their Amended Severance Agreements. In addition, the Company's Vice Presidents are entitled to receive, and the Company has been accruing, quarterly special retention bonuses of $10,000 each, per quarter, for ten quarters commencing in May 2006 and continuing during such time for as long as such members of the management team continue their employment with the Company. These retention bonuses accrue monthly. For fiscal 2006, these retention bonuses aggregated $60,000 and are included in accrued expenses at October 27, 2006.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the Company's general compensation policies as well as the compensation plans and specific compensation levels for executive officers. It also administers our employee stock option plan for executive officers.

     In fiscal 2006, the Compensation Committee consisted of Fredric J. Gruder, William F. Kenny, III, Nicholas A. Marshall and Ira J. Lamel. Following the closing of a private placement dated November 10, 2006, the Compensation Committee membership changed, and now includes Robert Albus (Chairman), Scott Galloway and Jonathan Stearns.

     The 2006 Compensation Committee believed that the compensation of the Company's executive officers should be influenced by performance. Base salary levels, and any salary increases are approved by the Compensation Committee. In fiscal 2006, 2005 and 2004, additional compensation in the form of cash bonuses were made in accordance with a quarterly and annual bonus plan, as approved by the Compensation Committee then in place. The 2006 Compensation Committee believed that the executive officers salaries during these years did not exceed levels in the industry for similarly-sized businesses. Severance agreements exist for all executive officers.

     In fiscal 2006, the Company's executive officers (excluding the Chairman) received a significantly reduced bonus plan, as approved by the Compensation Committee due to the recent performance of the Company. Under the plan, sixty percent (60%) of the annual bonus potential was based on financial performance and the achievement of the Company's quarterly budgets. The remaining forty percent (40%) was an annual bonus based on the achievement of specific Company goals.

     As previously mentioned, stock option grants, prior to 2003, had been part of the bonus plan for executive officers. The Compensation Committee viewed these option grants as an important component of its long-term, performance-based compensation philosophy. Since the value of an option bears a direct relationship to our stock price, the Compensation Committee believed that options motivate executive officers to manage the Company in a manner that will also benefit stockholders. As such, options were granted, only if performance levels were achieved, at the current market price. One of the principal factors considered in granting options to an executive officer was the executive officer's ability to influence the Company's long-term growth and profitability. No options were granted in fiscal 2006.

     With  respect to the base  salary  granted to Mr.  Karp,  our former  Chief
Executive Officer/President in fiscal 2006, the Compensation Committee made an assessment of the Company's actual operating results for fiscal 2005, as compared to the Company's goals and from the performance of Mr. Karp on various accomplishments for fiscal 2005. The Compensation Committee also considered Mr. Karp's relative position as compared to his peers in the industry. Based on these factors, Mr. Karp's salary was retained at $170,000 for fiscal 2006. Mr. Karp took a voluntary reduction in salary and reduced this amount to $165,000.

     In fiscal 2006, no options were granted to the Company's executive officers.

     The 2007 Compensation Committee played no role in determining compensation for the Company's officers and directors in fiscal 2006.


STACKPOLE EMPLOYMENT AGREEMENT

     Pursuant to a prior private placement dated as of October 27, 2006, D. Andrew Stackpole, the founder of Trinity, became Chairman of the Board pursuant to the terms of an Employment Agreement (the "Employment Period"). Mr. Stackpole is receiving a base salary at an annual rate of $150,000 payable on the Termination Date (as defined in the Employment Agreement) in vested warrants to purchase common stock of the Company, and a quarterly bonus of $50,000, also payable in the month immediately following such quarter. For purposes of Mr. Stackpole's base salary and bonus calculations, common stock of the Company will be deemed to have a value equal to the average VWAP (as defined) over the period with respect to which the payment is being made. Warrants will be issued with a strike price of 50% of the average VWAP over such period and shall be deemed to have a value for purposes of this calculation equal to 50% of the average VWAP over such period and shall be exercisable no later than March 15 of the calendar year following the calendar year in which they are issued. Notwithstanding anything to the contrary set forth in the Employment Agreement, in no event shall warrants issued thereunder be exercisable for more than 250,000 shares of common stock, except upon a termination of Mr. Stackpole's employment without Cause (as defined in the Employment Agreement), in which event the number of shares issued will not exceed 750,000.

     Mr. Stackpole is entitled to receive employee benefits (including fringe benefits, vacation, pension and profit sharing plan participation and life, health, accident and disability insurance) on the same basis as those benefits are generally made available to senior executives of the Company, and will be reimbursed for reasonable travel, entertainment and other business expenses incurred by him in the performance of his duties, all in accordance with Company policies. In the event Mr. Stackpole is terminated due to his death or disability, he shall continue to receive payments of base salary, bonus and other benefits specified in the Employment Agreement for a period of twelve (12) months. In the event Mr. Stackpole is terminated without Cause, he shall receive in a single lump sum as soon as practicable but not later than 30 days following such termination equal to (1) in the case of termination other than a Change in Control or Potential Change in Control, the equivalent of one year of base salary and bonus and (2) in the case of termination as a result of a Change in Control or Potential Change in Control, three (3) times annual base salary and bonus, payable in each case in cash or common stock of the Company, at the option of Mr. Stackpole.


STOCK OPTION PLAN

     In April 1997, the Company adopted a Stock Option Plan (the "Stock Option Plan"), which currently covers 250,000 shares of the common stock. At October 28, 2006, options currently outstanding aggregate 205,525 and options available for grant aggregate 44,475. Options may be designated as either (i) incentive stock options ("ISOs") under the Internal Revenue Code of 1986, as amended (the

"Code") or (ii) non-qualified stock options. ISOs may be granted under the Stock Option Plan to employees and officers of the Company. Non-qualified options may be granted to consultants, directors (whether or not they are employees), employees or officers of the Company (collectively "Options"). In certain circumstances, the exercise of Options may have an adverse effect on the market price of the common stock of the Company. The Stock Option Plan was approved by the Company's stockholders in fiscal 1998.

     The Stock Option Plan is intended to encourage stock ownership by employees of the Company, so that they may acquire or increase their proprietary interest in the Company and to encourage such employees and directors to remain in the employ of the Company and to put forth maximum efforts for the success of the business. Options granted under the Stock Option Plan may be accompanied by either stock appreciation rights ("SARS") or limited stock appreciation rights (the "Limited SARS"), or both.


THE PLAN IS ADMINISTERED BY THE COMPENSATION COMMITTEE AS THE BOARD OF DIRECTORS MAY ESTABLISH OR DESIGNATE.

     The Compensation and Stock Option Committee, within the limitation of the Stock Option Plan, shall have the authority to determine the types of options to be granted, whether an Option shall be accompanied by SARS or Limited SARS, the purchase price of the shares of common stock covered by each Option (the "Option Price"), the persons to whom, and the time or times at which, Options shall be granted, the number of shares to be covered by each Option and the terms and provisions of the option agreements. The maximum aggregate number of shares of Common Stock as to which Options, Rights and Limited Rights may be granted under the Stock Option Plan to any one optionee during any fiscal year of the Company is 25,000, as approved and amended by the stockholders in fiscal 2000.

     With respect to the ISOs, in the event that the aggregate fair market value, determined as of the date the ISO is granted, of the shares of common stock with respect to which Options granted and all other option plans of the Company, if any, become exercisable for the first time by any optionee during any calendar year exceeds $100,000, Options granted in excess of such limit shall constitute non-qualified stock options for all purposes. Where the optionee of an ISO is a ten (10%) percent stockholder, the Option Price will not be less than 110% of the fair market value of the Company's common stock, determined on the date of grant, and the exercise period will not exceed five
(5) years from the date of grant of such ISO. Otherwise, the Option Price will not be less than one hundred (100%) percent of the fair market value of the shares of the common stock on the date of grant, and the exercise period will not exceed ten (10) years from the date of grant. Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the optionee, only by the optionee or by his guardian or legal representative.

     In fiscal 2006, no stock options were granted to the Company's executives or directors. No stock options were exercised by executives or directors in fiscal 2006.


     Exercise prices for options outstanding as of October 28, 2006 are as follows:

                                                                                        WEIGHTED-AVERAGE
                                  NUMBER OF OPTIONS        OPTIONS EXERCISABLE AT     REMAINING CONTRACTUAL
   RANGE OF EXERCISE PRICE     OUTSTANDING AT YEAR END          END OF YEAR               LIFE IN YEARS
 --------------------------- --------------------------- -------------------------- -------------------------
                $3.25                   18,750                        18,750                          5
                $3.75                   22,500                        22,500                          5
                $4.00                   13,156                        13,156                          2
                $4.60                   22,500                        22,500                          6
                $5.06                    6,250                         6,250                          1
                $5.40                   22,500                        22,500                          6
                $5.50                    7,500                         7,500                          5
                $6.00                   43,125                        43,125                          3
                $7.00                   22,500                        22,500                          4
                $7.44                   11,250                        11,250                          4
                $8.00                      744                           744                          1
               $12.00                   14,750                        14,750                          1
                                  ------------                  ------------                  ---------
                                       205,525                       205,525                       4.02
                                  ============                  ============                  =========


As of October 28, 2006, none of the outstanding options were in-the-money.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     From January 2001 to April 2002, Mr. Recca also served as a principal of NorthStar Capital, LLC which was a joint venture between certain of the partners of Ruskin Moscou Faltischek, P.C. ("Ruskin"), the Company's corporate counsel, and Mr. Recca. From April 2002 through November 2006, Mr. Recca has been a director of Sky Capital Holdings, LTD, and of several wholly owned subsidiaries of Sky Capital Holdings, and the President of Sky Capital, LLC, a wholly owned subsidiary of Sky Capital Holdings, LTD and a NASD broker-dealer. Mr. Recca was also a director of Sky Venture Capital and Sky Capital Ventures and several of their wholly or partially owned subsidiaries during this period.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section  16(a)  of the  Securities  Exchange  Act of 1934  requires  Harvey
Electronics' officers and directors, and persons who own more than ten (10) percent of a registered class of Harvey Electronics' equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish Harvey Electronics' with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to Harvey Electronics', Harvey Electronics' believes that during fiscal 2006 all Section 16(a) filing requirements applicable to Harvey Electronics' officers, directors and ten percent beneficial owners were complied with.


                          REPORT OF THE AUDIT COMMITTEE

     As of the date of this Proxy Statement, the audit committee consists of three (3) directors, each of whom qualifies as an "independent director" pursuant to Rule 10A-3 promulgated under the Exchange Act and NASD Rule 4200(a)(15). The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, set forth in the Charter of the Audit Committee adopted by the Board of
Directors, the Committee reviewed the audited financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent registered public accountants the independence of such auditors and, in connection therewith, the Audit Committee has received the written disclosures and letter from the independent registered public accountants required by Independence Standards Board, Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee and the independent registered public accountants have considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's independent registered public accountants the overall scope and results of their respective audits. The Audit Committee meets with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. During fiscal 2006, the Audit Committee met five (5) times, in connection with the audit and other matters.

     In reliance on the reviews  and  discussions  referred to above,  the Audit
Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements for the year ended October 28, 2006 be included in the Annual Report for filing with the SEC. The Committee and the Board of Directors have also recommended, subject to stockholder approval, the selection of the Company's independent registered public accountants, BDO Seidman, LLP for the year ended October 27, 2007.

                                  PROPOSAL TWO


                RATIFICATION OF THE PRIVATE PLACEMENT TRANSACTION
             AND APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK

     On August 22, 2007, the Company completed a private placement transaction with YA Global pursuant to which it entered into a Securities Purchase Agreement (the "Securities Purchase Agreement"). Pursuant to the terms of the Securities Purchase Agreement, YA Global agreed to purchase up to $6,000,000 of secured convertible debentures, which are convertible into shares of the Company's common stock, par value $0.01 per share, at a conversion price equal to $5.60 per share. Under certain circumstances, including, but not limited to, an event of default, the conversion price of the secured convertible debentures may be adjusted. On August 22, 2007, YA Global purchased $4,000,000 of the secured convertible debentures. In addition, pursuant to the terms of the Securities Purchase Agreement, YA Global agreed to purchase an additional $1,500,000 of secured convertible debentures on the later to occur of (i) the date the Company receives stockholder approval for the issuance of shares of common stock in excess of 19.99% of the Company's issued and outstanding common stock in connection with the private placement transaction (i.e. this Proposal 2) and
(ii) the date a registration statement is filed with the SEC with respect to shares of common stock to be issued in connection with the private placement transaction. Further, YA Global agreed to purchase an additional $500,000 of secured convertible debentures on the date such registration statement is declared effective by the SEC. The secured convertible debentures are secured by a first priority security interest in all of the Company's assets. The secured convertible debentures bear interest at a fixed rate of 12% per annum, payable on a quarterly calendar basis, and they will mature on August 22, 2010 unless previously paid. Principal payments are required on the convertible debentures as follows: six monthly payments of $125,000 each, commencing on June 21, 2008 and twenty-one monthly payments of $250,000 each commencing on December 21, 2008. The first three payments of $125,000 (aggregating $375,000) are held in escrow for the benefit of YA Global. Principal payments may not be required by the Company if the registration statement is effective, no event of default exists, the five (5) day consecutive trading day volume weighted average price is at or above one hundred twenty-five percent (125%) of the then effective conversion price and the average daily trading volume of the Company's common stock, as quoted by Bloomberg LP, exceeds two hundred fifty thousand (250,000) shares. In connection with the Securities Purchase Agreement, the Company issued to YA Global a warrant, exercisable through August 22, 2010, to purchase 1,262,274 shares of common stock at an exercise price equal to $0.01 per share.

     To complete the transaction,  the Company entered into several  agreements,
including  the  following   (collectively  the  "Private  Placement  Transaction
Documents"), each of which is discussed in more detail below:

     o    Securities Purchase Agreement,

     o    12% Secured Convertible Debenture,

     o    Warrant Agreement,

     o    Registration Rights Agreement,

     o    Security Agreement,

     o    Irrevocable Transfer Agent Instructions,

     o    Security Agreement, and

     o    Irrevocable Voting Agreement and Proxy.


SECURITIES PURCHASE AGREEMENT

     Under the terms of the Securities Purchase Agreement, YA Global agreed to purchase up to $6,000,000 of 12% secured convertible debentures (collectively, the "Convertible Debentures" and individually, a "Convertible Debenture"), which shall be convertible into shares of the Company's common stock at a conversion price of $5.60 per share. Under certain circumstances, including, but not limited to, an event of default, the Convertible Debenture holders are entitled to have their conversion price adjusted. As noted above, $4,000,000 of Convertible Debentures were purchased on August 22, 2007 (the "First Closing"), and YA Global further agreed to purchase an additional $1,500,000 of Convertible Debentures on the later to occur of (i) the date the Company receives stockholder approval for the issuance of the Total Transaction Shares (as defined below) in excess of 19.99% of the outstanding shares of the Company's common stock and (ii) the date a registration statement (the "Registration Statement") is filed, pursuant to the Registration Rights Agreement (discussed below), with the SEC (the "Second Closing") and an additional $500,000 of Convertible Debentures on the date the Registration Statement is declared effective by the SEC (the "Third Closing"). "Total Transaction Shares" is defined in the Private Placement Transaction Documents to mean, in the aggregate, any shares of our common stock issued under the Convertible Debenture and all related transactions, including, (a) the Convertible Debenture issued on August 22, 2007 or any other Convertible Debentures issued or to be issued pursuant to the Securities Purchase Agreement, (b) the shares underlying the Warrant (discussed below), and (c) any shares of our common stock issued as liquidated damages under the terms of the Registration Rights Agreement (discussed below).

     The Company made customary representations and warranties to YA Global, and received customary representations and warranties from YA Global. There are customary events of default under the Convertible Debentures, as defined. Additionally, there are customary financial covenants that will apply in fiscal 2008. The Company agreed, among other things, not to pay dividends and not to incur any additional indebtedness, as set forth in the Private Placement Transaction Documents. In addition, because the total number of shares issued pursuant to the Warrant and the Convertible Debentures may exceed 19.99% of our issued and outstanding shares, the Company agreed to seek stockholder approval of the issuance of such shares pursuant to the private placement transaction.

     The Company has the right to redeem the outstanding amount due under the Convertible Debentures if certain defined conditions are met. The Company also has the right to force conversion of the Convertible Debentures if certain defined conditions are met.

     There are certain restrictions on the holder's right to convert the Convertible Debentures, including that in no case may the holder convert the Convertible Debentures if it would result in beneficial ownership of more than 4.99% of the Company's outstanding common stock (though this provision can be waived by the holder upon 65 days prior notice).

     Under the Securities Purchase Agreement, the Company paid Yorkville Advisors, LLC, ("Yorkville"), an affiliate of YA Global, a fee equal to $320,000 (8% of the principal amount of the Convertible Debentures), and also $35,000 as a structuring fee and a $10,000 due diligence fee. Yorkville will be paid an additional 8% of the amounts to be received relating to the Second and Third Closings. A placement agent fee of $80,000 was also paid to Carlton Capital, which represents 2% of the Convertible Debentures issued at the First Closing. An additional 2% of the amounts to be received relating to the Second and Third Closings will also be paid to Carlton Capital.

     The $4.0 million received on the First Closing was used to retire the outstanding balance on a revolving credit facility the Company had entered into with Webster Business Credit Corporation ($819,000); pay certain related financing costs ($355,000); provide an escrow payment for certain professional fees ($70,000) and provide an escrow payment for the first three principal installment payments due under the Convertible Debentures ($375,000). The remaining $2,381,000 is being used by the Company for general working capital purposes.

     In effecting the private placement, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. The Company did not engage in any public advertising or general solicitation in connection with this transaction.

     We provided YA Global with disclosure of all aspects of our business, including providing YA Global with our reports filed with the SEC, our press releases, access to our auditors, and other financial, business, and corporate information. YA Global represented to us that it was an "accredited investor" as defined under Regulation D under the Securities Act of 1933, as amended.


12% CONVERTIBLE DEBENTURE

     Under certain circumstances, the Convertible Debenture holders are entitled to have their conversion price adjusted to correspond to common stock holders' rights to any stock dividend, stock split, stock combination or reclassification of shares. The $5.60 conversion price (the "Fixed Conversion Price") may also be adjusted if the Company issues shares of its capital stock at a price of less than $5.60 per share. In addition, in the case where an event of default occurs and is continuing, the Fixed Conversion Price will be adjusted downward based upon a trailing volume weighted average price (or "VWAP").

     The Convertible Debentures bear interest at a rate of 12% per annum and will mature on August 22, 2010 unless previously paid.

     There are certain restrictions on the holder's right to convert the Convertible Debentures, including that in no case may the holder convert the Convertible Debentures if it would result in beneficial ownership of more than 4.99% of the Company's outstanding common stock (though this provision can be waived by the holder upon 65 days prior notice);


SECURITY AGREEMENT

     The Company also entered into a Security Agreement and granted YA Global a first priority security interest in all of the Company's assets.


WARRANT

     The Warrant issued to YA Global is exercisable through August 22, 2010, to purchase 1,262,274 shares of common stock at an exercise price equal to $0.01 per share, which can be adjusted as set forth in the Warrant.


REGISTRATION RIGHTS AGREEMENT

     As noted above, the Company entered into a Registration Rights Agreement with YA Global. As a result, the Company has an obligation to prepare and file with the SEC within ninety (90) calendar days of the First Closing a Registration Statement to register the common stock underlying the Convertible Debentures and the Warrant. The Company has an obligation to use its best efforts to have the Registration Statement declared effective as soon as practical but in no event later than 90 calendar days of the First Closing.

     If  the  Company   fails  to  meet  any  of  the   Registration   Statement
requirements, the Company will be obligated to pay liquidated damages.


SHARE ISSUANCE LIMITATIONS AND IRREVOCABLE TRANSFER AGENT INSTRUCTIONS

     The Company also granted Yorkville irrevocable transfer agent instructions pursuant to which it has the right to direct our transfer agent to issue shares pursuant to the Convertible Debentures or the Warrant if we fail to do so in a timely manner. The Irrevocable Transfer Agent Instructions are only effective, however, if the Company fails to make a delivery requirement after being requested to do so by YA Global pursuant to a proper notice of conversion of the Convertible Debentures or notice of exercise of a Warrant.


IRREVOCABLE VOTING AGREEMENT AND PROXY

     The Company also entered into an Irrevocable Voting Agreement and Proxy with Yorkville and one of the Company's stockholders granting to Yorkville an irrevocable proxy to vote in favor of the stockholder approval required to issue the Total Transaction Shares.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE PRIVATE PLACEMENT TRANSACTION COMPLETED BY THE COMPANY ON AUGUST 22, 2007 WITH YA GLOBAL AND TO APPROVE THE ISSUANCE OF SHARES OF THE COMPANY'S COMMON
STOCK, PAR VALUE $0.01 PER SHARE, IN EXCESS OF 19.99% OF THE COMPANY'S ISSUED AND OUTSTANDING COMMON STOCK IN CONNECTION WITH SUCH PRIVATE PLACEMENT TRANSACTION.


                            DESCRIPTION OF SECURITIES

     We are authorized to issue 30,014,350  Shares of capital stock, as follows:
30,000,000 shares of common stock and 14,350 shares of preferred stock, of which 10,000 represent Series A Preferred Stock (of which none are outstanding) and 4,350 shares of Series B Preferred Stock, all of which are outstanding. The following description of our capital stock is intended to be a summary and does not describe all provisions of our Certificate of Incorporation or Bylaws or New York law applicable to us. For a more thorough understanding of the terms of our capital stock, you should refer to our Certificate of Incorporation and Bylaws, which we have previously filed with the SEC.

COMMON STOCK

     As of September 20, 2007, 998,667 shares of our common stock are outstanding and held by approximately 1,500 stockholders of record. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that holders of more than 50% of the shares voted for the election of directors can elect all of the directors who are standing for election at a particular meeting.

     The holders of common stock are entitled to receive dividends when, as and if declared by the Board of Directors from sources legally available therefore. In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, and after payment in full of the amount payable in respect of any preferred stock of the Company, the holders of common stock are entitled, to the exclusion of the holders of the preferred stock, to share ratably in the assets of the Company available for distribution to stockholders after payment of liabilities and after provision for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive rights. All outstanding shares are, and all shares to be sold and issued as contemplated hereby, will be fully paid and non-assessable and legally issued. The Board of Directors is authorized to issue additional shares of common stock within the limits authorized by the Company's charter and without Stockholder action.


SERIES B PREFERRED STOCK

     Our Series B Preferred Stock consists of 4,350 shares of 8% Series B Convertible Preferred Stock with a stated value of $1,000 per share. Annual dividends payable in connection with the Series B Preferred Stock will total approximately $348,000, which is payable in cash or stock at our option, and are payable on March 1 of each year. The Series B Preferred Stock is convertible into 1,553,571 shares of common stock at $2.80 per share. The holders of Series B Preferred Stock have no voting rights unless and until such shares are converted to common stock, at which time, the holders of such shares shall have the same voting rights as other holders of our common stock.

     In the event we fail, among other things, to provide to the holders of our Series B Preferred Stock, within specified time periods, shares of common stock upon conversion of the Series B Preferred Stock, we will be required to make payments of liquidated damages to such Investors. The events which may cause us to make payments of liquidated damages are contained within the Registration Rights Agreement (Appendix B of our proxy statement filed with the SEC on September 21, 2006). We are also required to reserve a sufficient number of shares of common stock to cover the conversion of the Series B Preferred Stock and the payment of dividends in stock. As long as Series B Preferred Stock remains outstanding, we cannot redeem, purchase or acquire junior securities except as specifically provided in our Certificate of Incorporation. In addition, as long as 10% of the Series B Preferred Stock remains outstanding, we cannot, without the written consent of the holders of a majority of the then outstanding Series B Preferred Stock (i) enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits, except for Permitted Indebtedness (as defined in the applicable transaction documents), (ii) enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of our property or assets now owned or hereafter acquired or any interest therein or any income or profits except for Permitted Liens (as defined in the applicable transaction documents), (iii) amend our certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any Holder, (iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of our common stock, Common Stock Equivalents (as defined in the applicable transaction documents) or Junior Securities (as defined in the applicable transaction documents), except for the Conversion Shares (as defined in the applicable transaction documents) to the extent permitted or required under the transaction documents or as otherwise permitted by the transaction documents, (v) enter into any agreement or understanding with respect to any of the foregoing, or (vi) pay cash dividends or distributions on Junior Securities of the Company. Defined terms used but not defined above shall have the meaning ascribed to them in our Certificate of Incorporation.


WARRANTS

SERIES A WARRANTS

     The Series A warrants grant investors in the private placement completed in November 2006, the right to purchase 534,823 shares of common stock and vFinance (the placement agent for the Private Placement) the right to purchase 18,750 shares of common stock. The Series A warrants are exercisable at a price of $5.60 per share, subject to customary anti-dilution adjustments. The exercise period of the Series A warrants commenced on November 10, 2006 and continues for seven years following that date. During this period, the investors may exercise the Series A warrants in full or in part. If at any time after one year from the date of issuance of the warrant there is no effective registration statement relating to the underlying shares of common stock, then such warrants may be exercised by means of cashless exercise.

SERIES B WARRANTS

     The Series B warrants grant Trinity the right to purchase 500,000 shares of common stock and are exercisable at a price of $2.80 per share, subject to customary anti-dilution adjustments. The exercise period of the Series B warrants commenced on November 10, 2006 and are exercisable for seven years. If at any time after one year from the date of issuance of the warrant there is no effective registration statement relating to the underlying shares of common stock, then such warrants may be exercised by means of cashless exercise.

SERIES C WARRANTS

     The Series C warrants grant Trinity the right to purchase 875,000 shares of common stock and are exercisable at a price of between $3.20 and $6.80 per share in ten equal tranches, with the exercise price increasing by $0.40 in each tranche, subject to customary anti-dilution adjustments. The exercise period of the Series B warrants commenced on November 10, 2006 and are exercisable for seven years. If at any time after one year from the date of issuance of the warrant there is no effective registration statement relating to the underlying shares of common stock, then such warrants may be exercised by means of cashless exercise.

OPTIONS

     As of September 20, 2007, the Company had 321,150 options issued and outstanding with exercise prices ranging between $3.25 and $7.44 per share.

REGISTRATION RIGHTS AGREEMENT

     A registration rights agreement was executed by the Company and the investors, relating to the private placement completed in November 2006. Pursuant to this agreement, the Company registered with the SEC the 289,600 shares of common stock that are issuable upon exercise of the Series A Warrant and upon conversion of the Series B Preferred Stock. In accordance with the separate registration rights agreement between the Company, Trinity, and D. Andrew Stackpole, the Company has agreed to register with the SEC the shares of common stock that are issuable upon exercise of the Series B and Series C Warrants and shares issued or issuable pursuant to the warrants relating to the Employment Agreement ("Employment Agreement") with D. Andrew Stackpole, provided that such shares will not be registered until at least six months following the effective date of the registration rights agreement for the benefit of the investors. The registration statement relating to the 289,600 shares became effective by the SEC on May 8, 2007. There were no embedded derivatives relating to the registration rights agreement.


ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION

     The Company recently adopted Amended and Restated Bylaws, which, among other things, (i) provide for a staggered, or classified, Board of Directors,
(ii) limit the removal of directors, and (iii) enable directors to consider multiple factors when making major decisions. Supporters of classified boards of directors believe that classified boards enhance continuity and stability in a company's management and policies and thereby facilitate more effective long-term strategic planning and enhanced stockholder value. Supporters of classified boards also believe that, in the event of an unfriendly or unsolicited effort to take over or restructure a company, a classified board facilitates the board's ability to obtain the best outcome for stockholders by giving the company time to negotiate with the entity seeking to gain control of the company and to consider alternative proposals. Alternatively, detractors classified boards of directors believe that classified boards limit the ability of stockholders to elect directors and exercise influence over a company, and may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. Detractors also believe that the election of directors is the primary means for stockholders to influence corporate governance policies and to hold management accountable for the implementation of those policies. A non-classified board enables stockholders to hold all directors accountable on an annual basis, rather than over a three-year period.

                                 PROPOSAL THREE


   RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors has selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending October 27, 2007 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO Seidman, LLP has audited our financial statements since 2001. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Neither our Bylaws nor our other governing documents or law require stockholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm. However, our Audit Committee is submitting the selection of BDO Seidman, LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests or in the best interests of our stockholders.

     PRINCIPAL ACCOUNTANT'S FEES AND SERVICES

     The following represents amounts to the Company for the professional services of BDO Seidman, LLP rendered during fiscal years 2006 and 2005:

                                     2006                    2005
                                --------------          --------------

     Audit Fees                    $106,000                $101,000
     Audit - Related Fees            58,000(1)(2)            23,500(1)
     Tax Fees                             -                       -
     All Other Fees                       -                       -
                              -------------           -------------
          Total                    $164,000                $124,500
                              =============           =============

(1) For fiscal 2006 and 2005, amounts related to consultations on accounting and SEC matters.
(2) For fiscal 2006, fees relate to consultation and review of the proxy statement for the Private Placement.

All fees for the years presented were approved by the Company's Audit Committee.

     REQUIRED VOTE FOR APPROVAL OF PROPOSAL

     Approval of the above proposal related to the ratification of the Company's independent registered public accounting firm will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal.

     Stockholders may (1) vote "FOR," (2) vote "AGAINST," or (3) "ABSTAIN" from voting on Proposal 2. Broker non-votes are not considered to be votes cast and therefore will have no effect on the outcome of this proposal.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED OCTOBER 27, 2007.

                                  PROPOSAL FOUR


                        APPROVAL TO AMEND THE AMENDED AND
                         RESTATED BYLAWS OF THE COMPANY


     In August 2006, the SEC approved a change to the NASDAQ listing standards that requires securities listed on the exchange to be eligible for a Direct Registration System ("DRS") operated by a securities depository. DRS allows an investor to establish, either through the issuer's transfer agent or through the investor's broker-dealer, a book-entry securities position on the books of the issuer and to electronically transfer that securities position between the transfer agent and the broker-dealer through facilities administered by a registered clearing agency, such as a securities depository. The SEC has stated that a DRS provides for "more accurate, quicker and more cost-efficient transfers; faster distribution of sale proceeds; reduced number of lost or stolen certificates and a reduction in the associated certificate replacement costs". Currently The Depository Trust Company is the only registered clearing agency operating a DRS. On and after January 1, 2008, all equity securities listed on NASDAQ will be required to be DRS eligible.

     In order to comply with this new requirement, management proposes to amend the Company's Amended and Restated Bylaws to explicitly provide the Company the authority to issue both certificated and uncertificated shares. While the Company currently intends to continue to offer share certificates, it would have the flexibility to offer investors the option to register their shares electronically.

REQUIRED VOTE FOR APPROVAL OF PROPOSAL

     Approval of the above proposal to amend the Amended and Restated Bylaws will require the affirmative vote of the holders of a majority of the shares of the Company's common stock present in person or represented by proxy at the meeting voting on the proposal.


                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED BYLAWS TO ALLOW THE
COMPANY TO ISSUE  SHARES OF CAPITAL  STOCK IN  CERTIFICATED  AND  UNCERTIFICATED
FORM.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded on the NASDAQ Capital Market under the symbol "HRVE".

     The outstanding shares of common stock are currently held by approximately 1,500 stockholders in total (includes 348 stockholders of record) and the preferred stock by one holder of record.

     The following table indicates the quarterly high and low stock prices for fiscal years 2006 and 2005 adjusted retroactively for the 1 for 4 reverse stock split:

                                           HIGH                 LOW
                                      --------------       -------------
        Fiscal Year 2006
        ----------------
        First Quarter, 2006                 $4.20               $2.36
        Second Quarter, 2006                $4.12               $2.16
        Third Quarter, 2006                 $3.80               $2.16
        Fourth Quarter, 2006                $2.76               $1.40

        Fiscal Year 2005
        ----------------
        First Quarter, 2005                $12.00               $4.60
        Second Quarter, 2005                $7.04               $4.80
        Third Quarter, 2005                 $5.60               $4.28
        Fourth Quarter, 2005                $5.96               $3.20


     The Company has paid no dividends on its common stock for the last two (2) years. The Company's lender restricts the payment of dividends on the Company's common stock. The Company does not expect to pay dividends on common stock in the future.

     The Company's shareholders, at the 2006 annual meeting, approved a reverse stock split of its common stock at an exchange ration of 1 for 4. The reverse stock split was completed November 10, 2006 together with a private placement. For a period of ten (10) consecutive trading days following the closing, the Company's common stock remained above $1.00 per share, enabling the Company to regain compliance with the NASDAQ minimum bid price listing requirement. The reverse stock split has been retroactively adjusted for all periods presented.


TRANSFER AGENT AND REGISTRAR

     As of September 20, 2007, the transfer agent and registrar is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016. Registrar and Transfer Company will act as inspector of election at the annual meeting. Effective October 1, 2007, the Company will change its transfer agent and registrar to Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.


ANNUAL REPORT ON FORM 10-K

     An annual report on Form 10-K as filed with the SEC for the year ending October 28, 2006, containing financial and other information about the Company, is being mailed to all stockholders of record as of the Record Date, at the Company's cost.


QUARTERLY REPORT ON FORM 10-Q

     A quarterly report on Form 10-Q as filed for the quarter ended July 28 2007, containing financial and other information about the Company for such period is available to all stockholders online at www.sec.gov or upon written request to the Company.

                         OTHER MATTERS TO BE ACTED UPON
                      AT THE ANNUAL MEETING OF STOCKHOLDERS

     The management of Harvey Electronics knows of no other matters to be presented at the Annual Meeting. Should any matter requiring a vote of the stockholders other than those listed in this Proxy Statement arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.


                             ADDITIONAL INFORMATION

     PROPOSALS OF STOCKHOLDERS FOR THE NEXT ANNUAL MEETING. Proposals of stockholders intended for presentation at the 2008 Annual Meeting must be received by Harvey Electronics on or before December 20, 2007, in order to be included in the proxy statement and form of proxy for that meeting. Additionally, Harvey Electronics must have notice of any stockholder proposal to be submitted at the 2008 Annual Meeting (but not required to be included in the Proxy Statement) by December 20, 2007, or such proposal will be considered untimely pursuant to Rule 14a-4 and Rule 14a-5(e) under the Exchange Act and persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

     PROXY SOLICITATION COSTS. Our Company is soliciting the enclosed proxies. The cost of soliciting proxies in the enclosed form will be borne by our Company. Officers and regular employees of our Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means. Our Company will, upon request, reimburse brokerage firms for their reasonable expenses in forwarding solicitation materials to the beneficial owners of stock.

     INCORPORATION BY REFERENCE. Certain financial and other information required pursuant to Item 13 of the Proxy Rules is incorporated by reference to Harvey Electronics' Annual Report on Form 10-K for the year ended October 28, 2006, which are being delivered to the stockholders with this information statement. In order to facilitate compliance with Rule 2-02(a) of Regulation S-X, one copy of the definitive Information statement will include a manually signed copy of the accountant's report.



September __, 2007                      ______________________________
Lyndhurst, New Jersey                   Joseph J. Calabrese, Secretary

                                   APPENDIX A

                                 REVOCABLE PROXY

                            HARVEY ELECTRONICS, INC.

     The undersigned hereby appoints D. Andrew Stackpole, Robert E. Albus, Patrick E. Hobbs, Charles M. Burger, Scott Galloway, Ira J. Lamel, Michael E. Recca and Jonathan Stearns, or any of them individually, with full power of substitution, to act as proxy and to represent the undersigned at the 2007 Annual Meeting of Stockholders and to vote all shares of common stock of Harvey Electronics, Inc. which the undersigned is entitled to vote if personally present at said meeting to be held at the offices of Kirkpatrick & Lockhart Preston Gates Ellis, LLP, 599 Lexington Avenue, New York, New York 10022, on October 26, 2007 at 10:00 a.m., and at all postponements or adjournments thereof upon all business as may properly come before the meeting with all the powers the undersigned would possess if then and there personally present.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 LISTED ON THE REVERSE SIDE. PROXIES ARE GRANTED THE DISCRETION TO VOTE UPON ALL OTHER MATTERS THAT MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERDSIGNED. IF NO DIRECTION IS MADE, THE SHARES WILL BE VOTED "FOR" PROPOSALS ONE AND TWO. SUCH PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH REPSECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                  (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

                       PLEASE RETAIN THIS ADMISSION TICKET
                                     FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS OF
                            HARVEY ELECTRONICS, INC.
           OFFICES OF KIRKPATRICK & LOCKHART PRESTON GATES ELLIS, LLP,
                 599 LEXINGTON AVENUE, NEW YORK, NEW YORK 10022
                                OCTOBER 26, 2007
                    10:00 A.M., EASTERN DAYLIGHT SAVINGS TIME

     PRESENT THIS TICKET TO A HARVEY ELECTRONICS, INC. REPRESENTATIVE AT THE
                         ENTRANCE TO THE MEETING ROOM.

VOTE BY MAIL
Please mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided

IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING, WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD BELOW.

IF YOU PLAN TO ATTEND THE 2007 ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK THE APPROPRIATE BOX ON THE PROXY CARD BELOW.

               THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

HARVEY ELECTRONICS, INC.

                             o     Vote on Directors


     1. Election of directors - The election of the following nominees to the Board of Directors unless otherwise indicated:

          (1) Robert E. Albus

          (2) Ira J. Lamel

          (3) Michael E. Recca

     For All [  ]          Withhold All [  ]          For All Except [  ]

     To withhold  authority to vote for any  particular  nominee,  mark "For All
Except"     and     write     the     nominee's     number     on    the    line
below_____________________________

VOTE ON PROPOSALS

     2. To ratify a private placement transaction entered into August 22, 2007 with YA Global Investments, LP and to approve the issuance of shares of Harvey Electronics' common stock in excess of 19.99% of Harvey Electronics current issued and outstanding common stock in connection with such private placement transaction. FOR [ ] AGAINST [ ] ABSTAIN [ ]

     3.   To  ratify   retaining  BDO  Seidman,   LLP  as  Harvey   Electronics'
independent registered public accountants for the fiscal year ended October 27, 2007. FOR [ ] AGAINST [ ] ABSTAIN [ ]

     4. To approve an amendment to Harvey Electronics' Amended and Restated Bylaws to allow the Company to issue shares of capital stock in certificated or uncertificated form. FOR [ ] AGAINST [ ] ABSTAIN [ ]

     5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT OF THE COMPANY.

     Please sign your name exactly as it appears on your stock certificate. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If signer is a corporation, please sign in full corporate name by duly authorized officer or officers and affix the corporate seal.

Please indicate if you plan to attend this meeting: Yes [ ] No [ ]


--------------------  ---------------  ------------------------  ---------------
Signature             Date             Signature (Joint Owners)  Date

                                   APPENDIX B


                        PROPOSED REVISED BYLAW PROVISIONS
                                 (as excerpted)


                                    ARTICLE V


                              CERTIFICATES OF STOCK

Section 1. The Shares of the Company may be represented by certificates or be uncertificated. Unless otherwise determined by the Board, required by applicable law, or the rules of any stock exchange on which the Company's shares are traded, each Shareholder shall, upon becoming the holder of any share, be entitled to a certificate representing the number of shares owned by such Shareholder (and, on transferring a part of his holdings, to a certificate for the balance). The Company shall be under no obligation to complete and deliver a share certificate unless requested to do so by any such person. In the case of a share held jointly by several persons, delivery of a certificate to one of several joint holders shall be sufficient delivery to all. The certificates for shares of the Company shall be in such form, not inconsistent with the Companies Acts, as shall be approved by the Board.

                                      B-1